EXHIBIT 99.1



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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                  SCHEDULE 13D
                    Under the Securities Exchange Act of 1934
                               (Amendment No. 39)

                                ---------------

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                                (Name of Issuer)

                 SHARES OF BENEFICIAL INTEREST, $1.00 PAR VALUE

                         (Title of Class of Securities)

                                    337400105

                                 (CUSIP Number)

                                ---------------
                             David S. Klafter, Esq.
                       Gotham Partners Management Co., LLC
                              110 East 42nd Street
                            New York, New York 10017
                                 (212) 286-0300

                  (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications)

                                ---------------

                                  May 25, 2001

             (Date of Event which Requires Filing of this Statement)

    If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box.[ ]

    Check the following box if a fee is being paid with the statement. [ ](A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

    Note: Schedules filed in paper format shall include a signed original and five copes of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

    *The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

    The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).


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


---------------------                                            ---------------
CUSIP No. 337400105                    SCHEDULE 13D              (Page 2 of 9)
----------------------                                           ---------------

--------------------------------------------------------------------------------
  1   NAME OF REPORTING PERSON/
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
      Gotham Partners, L.P.
--------------------------------------------------------------------------------
  2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                  (a) |X|
                                                                         (b) [ ]
--------------------------------------------------------------------------------
  3   SEC USE ONLY
--------------------------------------------------------------------------------
  4   SOURCE OF FUNDS*
      WC
--------------------------------------------------------------------------------
  5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
      TO ITEM 2(d) or 2(e)                                                   [ ]
--------------------------------------------------------------------------------
  6   CITIZENSHIP OR PLACE OF ORGANIZATION
      New York
--------------------------------------------------------------------------------
 NUMBER OF       7   SOLE VOTING POWER
 SHARES              2,873,158
 BENEFICIALLY
 OWNED BY EACH
 REPORTING
 PERSON WITH
                 ---------------------------------------------------------------
                  8   SHARED VOTING POWER
                      0
                 ---------------------------------------------------------------
                  9   SOLE DISPOSITIVE POWER
                      2,873,158
                 ---------------------------------------------------------------
                  10  SHARED DISPOSITIVE POWER
                      0
                  --------------------------------------------------------------
 11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      2,873,158
--------------------------------------------------------------------------------
 12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
      CERTAIN SHARES*                                                        [ ]
--------------------------------------------------------------------------------
 13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
      8.24%
--------------------------------------------------------------------------------
 14   TYPE OF REPORTING PERSON*
      PN
--------------------------------------------------------------------------------

*     See Instructions

------------------------                                        ----------------
CUSIP No. 337400105                    SCHEDULE 13D              (Page 3 of 9)
------------------------                                        ----------------

--------------------------------------------------------------------------------
  1   NAME OF REPORTING PERSON/
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
      Gotham International Advisors, L.L.C.
--------------------------------------------------------------------------------
  2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                 (a) |X|
                                                                        (b) [ ]
--------------------------------------------------------------------------------
  3   SEC USE ONLY
--------------------------------------------------------------------------------
  4   SOURCE OF FUNDS*
      WC
--------------------------------------------------------------------------------
  5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
      TO ITEM 2(d) or 2(e)                                                   [ ]
--------------------------------------------------------------------------------
  6   CITIZENSHIP OR PLACE OF ORGANIZATION
      Delaware
--------------------------------------------------------------------------------
 NUMBER OF        7   SOLE VOTING POWER
 SHARES               2,431,664
 BENEFICIALLY
 OWNED BY EACH
 REPORTING
 PERSON WITH
                 ---------------------------------------------------------------
                  8   SHARED VOTING POWER
                      0
                 ---------------------------------------------------------------
                  9   SOLE DISPOSITIVE POWER
                      2,431,664
                 ---------------------------------------------------------------
                  10  SHARED DISPOSITIVE POWER
                      0
--------------------------------------------------------------------------------
 11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      2,431,664
--------------------------------------------------------------------------------
 12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
      CERTAIN SHARES*                                                        [ ]
--------------------------------------------------------------------------------
 13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
      6.97%
--------------------------------------------------------------------------------
 14   TYPE OF REPORTING PERSON*
      OO;IA
--------------------------------------------------------------------------------

*     See Instructions

-------------------------                                     ------------------
CUSIP No. 337400105                    SCHEDULE 13D              (Page 4 of 9)
-------------------------                                     ------------------

--------------------------------------------------------------------------------
  1   NAME OF REPORTING PERSON/
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
      Gotham Partners III, L.P.
--------------------------------------------------------------------------------
  2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                   (a) |X|
                                                                         (b) [ ]
--------------------------------------------------------------------------------
  3   SEC USE ONLY
--------------------------------------------------------------------------------
  4   SOURCE OF FUNDS*
      WC

--------------------------------------------------------------------------------
  5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
      TO ITEM 2(d) or 2(e)                                                   [ ]
--------------------------------------------------------------------------------
  6   CITIZENSHIP OR PLACE OF ORGANIZATION
      New York
--------------------------------------------------------------------------------
 NUMBER OF       7   SOLE VOTING POWER
 SHARES              58,448
 BENEFICIALLY
 OWNED BY EACH
 REPORTING
 PERSON WITH
                 ---------------------------------------------------------------
                  8   SHARED VOTING POWER
                      0
                 ---------------------------------------------------------------
                  9   SOLE DISPOSITIVE POWER
                      58,448
                 ---------------------------------------------------------------
                  10  SHARED DISPOSITIVE POWER
                      0
--------------------------------------------------------------------------------
 11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      58,448
--------------------------------------------------------------------------------
 12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
      CERTAIN SHARES*                                                        [ ]
--------------------------------------------------------------------------------
 13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
      0.17%
--------------------------------------------------------------------------------
 14   TYPE OF REPORTING PERSON*
      PN
--------------------------------------------------------------------------------

*     See Instructions

-------------------------                                     ------------------
CUSIP No. 337400105                    SCHEDULE 13D              (Page 5 of 9)
-------------------------                                     ------------------

--------------------------------------------------------------------------------
  1   NAME OF REPORTING PERSON/
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
      Gotham Holdings II, L.L.C.
--------------------------------------------------------------------------------
  2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                  (a) |X|
                                                                         (b) [ ]
--------------------------------------------------------------------------------
  3   SEC USE ONLY
--------------------------------------------------------------------------------
  4   SOURCE OF FUNDS*
      WC
--------------------------------------------------------------------------------
  5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
      TO ITEM 2(d) or 2(e)                                                   [ ]
--------------------------------------------------------------------------------
  6   CITIZENSHIP OR PLACE OF ORGANIZATION
      New York
--------------------------------------------------------------------------------
NUMBER OF      7   SOLE VOTING POWER
SHARES             477,963
BENEFICIALLY
OWNED BY EACH
REPORTING
PERSON WITH
                 ---------------------------------------------------------------
                  8   SHARED VOTING POWER
                      0
                 ---------------------------------------------------------------
                  9   SOLE DISPOSITIVE POWER
                      477,963
                 ---------------------------------------------------------------
                  10  SHARED DISPOSITIVE POWER
                      0
--------------------------------------------------------------------------------
 11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      477,963
--------------------------------------------------------------------------------
 12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
      CERTAIN SHARES*                                                        [ ]
--------------------------------------------------------------------------------
 13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
      1.37%
--------------------------------------------------------------------------------
 14   TYPE OF REPORTING PERSON*
      PN
--------------------------------------------------------------------------------

*     See Instructions

            This Amendment No. 39 (this "Amendment") amends and supplements the Statement on Schedule 13D, as amended (the "Schedule 13D"), relating to the shares of beneficial interest, par value $1.00 per share (the "Shares"), of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, (the "Issuer") previously filed by Gotham Partners, L.P. ("Gotham") and Gotham Partners III, L.P., New York limited partnerships, and Gotham Holdings II, L.L.C. and Gotham International Advisors, L.L.C., Delaware limited liability companies (together, the "Reporting Persons"). This Amendment is being filed to update the Schedule 13D in light of certain recent events. Capitalized terms used and not defined in this Amendment have the meanings set forth in the
Schedule 13D.

            Except as specifically provided herein, this Amendment does not modify any of the information previously reported on the Schedule 13D.

ITEM 4.  PURPOSE OF TRANSACTION

            Item 4 is hereby amended to add the following:

            (a)-(j) The Reporting Persons have filed this Amendment to reflect the current status of their proposal as to the Proposed Transaction. By letter dated May 25, 2001, to the Special Committee of the Issuer's Board of Directors (a copy of which is attached as an exhibit hereto and incorporated herein by reference), Gotham formally withdrew its offer to negotiate and enter into the Proposed Transaction (previously described in the Schedule 13D).

            In addition to and in light of the foregoing matters, the Reporting Persons intend to review their holdings in the Issuer on a continuing basis. As part of this ongoing review, the Reporting Persons have engaged or may in the future engage, legal and financial advisors to assist them in such review and in evaluating strategic alternatives that are or may become available with respect to the Issuer and their holdings in the Issuer. In respect of that review, and depending upon, among other things, current and anticipated future trading prices for the Issuer's equity, the financial condition, results of operations and prospects of the Issuer and its businesses, general economic, market and industry conditions, and the Reporting Persons' overall investment portfolio, strategic objectives and financial condition, the Reporting Persons may from time to time consider a number of possible alternative strategies for enhancing the value of their investment in the Issuer, enhancing the value of the Issuer's assets or enhancing the value of the Reporting Persons' assets through the involvement of the Issuer, or other extraordinary matters relating to the Issuer, including, among other things: (i) proposing or taking actions with the purpose and/or effect of causing the Issuer to engage in self-tender or buyback of Shares; (ii) continued ownership of the Issuer's equity currently beneficially owned by the Reporting Persons; (iii) acquiring additional securities of the Issuer in the open market, in privately negotiated transactions or otherwise; (iv) a sale or transfer of a material amount of assets of (A) the Reporting Persons and/or their affiliates to the Issuer and/or its affiliates or (B) the Issuer and/or any of its affiliates to the Reporting Persons and/or their affiliates; (v) proposing or seeking a business combination with the Issuer or otherwise proposing or seeking to take control of the Issuer or otherwise effect an extraordinary corporate transaction such as an acquisition, merger, recapitalization, reorganization or liquidation involving the Issuer, the Reporting Persons or any of their respective subsidiaries and/or affiliates or assets; (vi) or proposing or effecting any other transaction or matter that would constitute or result in any of the transactions, matters or effects enumerated in Item 4(a)-(j) of Schedule 13D.

            You should note that there can be no assurance that the Reporting Persons will or will not develop any alternative plans or proposals with respect to any of the foregoing matters or take any particular action or actions with respect to some or all of their holdings in the Issuer, or as to the timing of any such matters should they be so pursued by the Reporting Persons. The Reporting Persons reserve the right, at any time and in each Reporting Person's sole discretion, to take any of the actions set forth above.

            Except as set forth above, the Reporting Persons have no present plans or intentions that would result in any of the matters required to be set forth in items (a) through (j) of Item 4 of Schedule 13D.

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS

99.1 Letter from Gotham Partners, L.P. to the Special Committee of the Board of Directors of First Union Real Estate Equity and Mortgage Investments.

            After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

May 25, 2001

                                    GOTHAM PARTNERS, L.P.


                                    By:  Section H Partners, L.P.,
                                    its general partner

                                    By:  Karenina Corporation,
                                    a general partner of Section H
                                    Partners, L.P.


                                    By:/s/ William A. Ackman
                                    -------------------------------------
                                    William A. Ackman
                                    President

                                    GOTHAM PARTNERS III, L.P.


                                    By:  Section H Partners, L.P.,
                                    its general partner

                                    By:  Karenina Corporation,
                                    a general partner of Section H
                                    Partners, L.P.


                                    By: /s/ William A. Ackman
                                    ------------------------------------
                                    William A. Ackman
                                    President


                                    GOTHAM INTERNATIONAL
                                    ADVISORS, L.L.C.


                                    By: /s/ William A. Ackman
                                    ------------------------------------
                                    William A. Ackman
                                    Senior Managing Member

                                    GOTHAM HOLDINGS II, L.L.C.


                                    By:   Gotham Holdings Management LLC,
                                   the Manager


                                    By: /s/ William A. Ackman
                                    ------------------------------------
                                    William A. Ackman
                                    Senior Managing Member

                                                                   EXHIBIT 99.1

                              Gotham Partners, L.P.
                           110 East 42nd St. 18th Fl.
                               New York, NY 10017
                                 (212) 286-0300




                                  May 25, 2001


Mr. Daniel Altobello
Mr. Bruce Berkowitz
Chairman and Member of Special Committee of the Board of Directors of First Union Real Estate
125 Park Avenue
New York, New York

Dear Dan and Bruce:

        Based on preliminary feedback we have received from shareholders of First Union, we believe it is unlikely that Gotham's proposed transaction, outlined in our letter dated May 15, 2001 to the Special Committee, will garner substantial support from shareholders. Because we are only interested in undertaking a transaction that is overwhelmingly supported by the Board and by shareholders, large and small, we are withdrawing our proposal.

        Gotham had previously urged the company to complete a fixed-price, above-market self-tender for shares and then consider potential strategic alternatives. Instead, the Board indicated that it would prefer to explore strategic alternatives before considering a buyback. In an effort to be responsive to that desire, we made our May 15th proposal to the Board. We understood that, based on the outcome of a review of strategic alternatives, the Board would decide whether or not to repurchase shares.

        Despite the preliminary nature of Gotham's proposal and the impossibility of evaluating a transaction the essential terms of which have not been publicly disclosed, shareholders have expressed significant concern about our proposal largely with respect to the valuation of First Union stock in such a transaction. We believe this criticism is, at best, premature because an analysis of the nature and valuation of the assets we have proposed to contribute is required to determine whether it is sensible for the company to issue stock at $2.40 as part of an eventual transaction. While we believe that the assets we have proposed to contribute would offer returns equal to or greater than those received by an investor who purchased common stock of the company at $2.40, the significant amount of negative feedback we have received, we believe, will make it difficult for us to change the currently negative course of public opinion. As a result and based on shareholders' pronounced desire for cash, we would urge the Special Committee to recommend that the company do the following:

        o Immediately launch a self-tender for a large portion of the outstanding common shares. The offer should be sized so that the company's cash and remaining assets post-tender are sufficient to meet all future actual and contingent liabilities. The purchase price for the offer should be at the high end of net asset value to allow tendering shareholders to receive maximum value for their shares. Obviously, all

May 25, 2001
Page 2

          shareholders should be properly informed as to the risks and rewards of tendering or not tendering their shares.

        o Subsequent to the completion of such a tender offer, the company should re-engage its process of evaluating strategic alternatives to maximum the value of the company's remaining assets and corporate structure.

        Time is not the friend of a low-return-on-capital business. In light of the composition of the company's remaining assets and the high cost of pursuing strategic alternatives, we believe that the company should act now to distribute value to shareholders.

        Thank you for your consideration.



                                          Sincerely,



                                          William A. Ackman



                                          David P. Berkowitz